UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
November 9, 2009
HEARTWARE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34256	26-3636023
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
205 Newbury Street, Suite 101
Framingham, MA 01701
(Address of principal executive offices)
Registrant’s telephone number, including area code:
508.739.0950
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Updated clinical trial data for the Company’s European trial provided by Martin Strueber, MD of the Hannover Medical School in Germany is available. A copy of Professor Strueber’s presentation materials is furnished with this report as Exhibit 99.1. This presentation, or portions thereof, are expected to be used as part of the Company’s presentation at two upcoming investor conferences, namely the Third Annual Canaccord Adams Cardiovascular Conference to be held on November 10th at 9:00 a.m. EST and the Lazard Capital Markets Sixth Annual Healthcare Conference to be held on November 18th at 10:30 a.m. EST, and at the 6th Berlin Symposium for Mechanical Circulatory Support later this fall.
The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Presentation materials of Martin Strueber, MD

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.
Date: November 9, 2009	By:	/s/ David McIntyre
		Name:	David McIntyre
		Title:	Chief Financial Officer and Chief Operating Officer

3